Exhibit 23








INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statement No. 33-50447 of Columbus Southern Power Company on Form S-3 of our reports dated February 22, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of Columbus Southern Power Company for the year ended December 31, 1993.


/s/ Deloitte & Touche


Deloitte & Touche
Columbus, Ohio
March 28, 1994